Exhibit 1.01

Starbucks Corporation
Conflict Minerals Report
(For the Calendar Year Ended December 31, 2015)

This is Starbucks Corporation’s (“Starbucks”) 2015 Conflict Minerals Report (“CMR”) pursuant to Rule 13p-1 and Form SD (the “Conflict Minerals Rule”) under the Securities and Exchange Act of 1934 for the reporting period of January 1, 2015 to December 31, 2015 (the “Reporting Period”).
I. Introduction
Starbucks sells a variety of merchandise, in addition to coffee and other food products, to customers through our company-operated stores and to licensees and foodservice operators for re-sale to their customers. We also sell certain equipment (such as coffee brewers and espresso machines) and furniture to some of these licensees and foodservice operators for their use but not for re-sale to customers. All these products are manufactured directly or indirectly by our suppliers.
II. Reasonable Country of Origin Inquiry
Starbucks conducted a reasonable country of origin inquiry (“RCOI”) under the Conflict Minerals Rule to determine whether any tantalum, tin, tungsten or gold (“Conflict Minerals” or “3TG”) necessary to the functionality or production of products which we manufactured or contracted to manufacture originated in the Democratic Republic of the Congo or an adjoining country (collectively, “Covered Countries” or “DRC”) or are from recycled or scrap sources. Starbucks assembled teams of Starbucks employees from our Legal, Supply Chain and Global Responsibility functions. The Supply Chain team conducted an investigation to compile a list of suppliers of potentially relevant products manufactured during the Reporting Period containing Conflict Minerals. The team queried employees involved in procuring and selling such products, including whether the Conflict Minerals were necessary for the functionality or production of the product and identifying the supplier of the product. If there was uncertainty whether Conflict Minerals were necessary to the functionality or the production of the product, the supplier remained on the list. A total of 74 suppliers (“Identified Suppliers”) were identified.
Starbucks engaged a third-party service provider (“Service Provider”) to assist Starbucks with our RCOI and engage with Identified Suppliers. Starbucks worked with our Service Provider to collect information about the presence and sourcing of Conflict Minerals used in the products and components supplied to Starbucks. Our Service Provider utilizes an online system to collect, store and review information provided by suppliers, to identify downstream suppliers and sourcing practices, track information on smelters and refiners and to identify risks in sourcing practices. The program utilized the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template (“CMRT”).
An introductory e-mail from Starbucks was sent to the Identified Suppliers describing the Conflict Minerals Rule and identifying our Service Provider as the third-party service provider assisting Starbucks with supplier engagement and the Conflict Minerals Rule’s compliance process. The introductory e-mail also conveyed that Starbucks expected the Identified Suppliers to cooperate with the compliance process. Following the introductory e-mail, our Service Provider sent a subsequent e-mail to the Identified Suppliers containing a registration and survey request link for the online data collection platform.
Identified Suppliers were also given access to our Service Provider's supplier resource center. The Service Provider's supplier resource center contains materials on the Conflict Minerals compliance requirements and process, applicable regulations, and answers to frequently asked questions concerning Conflict Minerals tracing.
Following the initial introductions to the program and information request, reminder e-mails were sent to each non-responsive Identified Supplier requesting survey completion. Identified Suppliers who remained non-responsive to these e-mail reminders were contacted by our Service Provider by telephone and offered assistance.
Identified Suppliers were asked to provide information regarding the sourcing of their materials with the ultimate goal of identifying the 3TG smelters or refiners (“SORs”) and associated mine countries of origin. Where an Identified Supplier was unable to provide a CMRT, our Service Provider requested information on the Identified Supplier’s suppliers of products or components which may require 3TG for their production or functionality. These suppliers, and subsequent tiers of suppliers as needed, were then engaged by our Service Provider following the contact procedures explained above.
The responses from Identified Suppliers were evaluated for plausibility, consistency and gaps, and additional contact was made with those Identified Suppliers seeking to resolve inconsistencies and gaps.

Our Service Provider maintains an SOR database to document which companies are known metal processors (i.e., verified) and which companies are exclusive recyclers, as well as mine country of origin information and DRC conflict-free certification status. Our Service Provider collects SOR data submitted by suppliers via CMRTs and compares it against its existing database. Supplier responses listing entities that are not verified SORs are flagged and suppliers are asked for further clarification.
II. Results of RCOI
Of the 74 Identified Suppliers engaged in the RCOI , 84% responded. Of these responding suppliers, 44% indicated that the products they supplied to Starbucks contained Conflict Minerals necessary to the functionality or production of such products. These products include certain equipment sold to licensees. Based on the RCOI process described above, 353 SORs were identified as sources of Conflict Minerals that may be contained in products we manufactured or contracted to manufacture during the Reporting Period. These SORs are listed in Annex I below. Based on the RCOI, Starbucks believes that the countries of origin of the Conflict Minerals may include the countries listed in Annex II below, as well as recycled or scrap sources.
Of the 353 SORs that were identified as sources of Conflict Minerals through the RCOI, there was an indication that 31 may have been sourcing from the DRC.
Starbucks determined that it was required to exercise due diligence on the Conflict Minerals’ source and chain of custody.
III. Due Diligence
Due Diligence Design: Starbucks designed its due diligence measures based upon the internationally recognized due diligence framework set forth in the Organization for Economic Cooperation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas (“OECD Guidance”).
Due Diligence Measures Performed
As part of our due diligence process, Starbucks also engaged with our Service Provider.
For those supply chains with SORs that are known or thought to be sourcing from the DRC, additional investigation was conducted by our Service Provider to determine the source and chain-of-custody of the Conflict Minerals. Our Service Provider relied on the following internationally accepted audit standards to determine which SORs were considered not to be sourcing Conflict Minerals that directly or indirectly finance or benefit armed groups in the DRC: the CFSI Conflict-Free Smelter Program, the London Bullion Market Association Good Delivery Program and the Responsible Jewellery Council Chain-of-Custody Certification (such SORs are referred to as “Certified SORs”).
If the SOR was not certified by the above internationally-recognized standards, our Service Provider attempted to contact the SOR to gain more information about their sourcing practices, including countries of origin and transfer, and whether there were any internal due diligence procedures in place or other processes the SORs engaged in to track the chain-of-custody on the source of mineral ores.
In addition to the due diligence measures described above, we have a Conflict Minerals Policy Statement, which is publicly available at http://www.starbucks.com/responsibility/learn-more/policies, and reported the due diligence results to senior management.
IV. Due Diligence Findings
As of April 15, 2016, of the 31 SORs for which there was indication that they may have been sourcing from the DRC, 28 of them were Certified SORs and three were uncertified.
V. Future Measures
Starbucks intends to improve its due diligence measures by taking the following steps:

•	Working with its suppliers to help them understand and comply with the Starbucks Conflict Minerals Policy Statement;

•	Continuing to work with its suppliers to obtain accurate information regarding their Conflict Minerals’ SORs; and

•	Implementing improvements in identifying suppliers whose products contain Conflict Minerals.

ANNEX I

Metal	Official Smelter Name
Gold	Advanced Chemical Company
Gold	Aida Chemical Industries Co., Ltd.
Gold	Aktyubinsk Copper Company TOO
Gold	Al Etihad Gold
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Córrego do Sítio Mineração
Gold	Argor-Heraeus SA
Gold	Asahi Pretec Corporation
Gold	Asahi Refining Canada Limited
Gold	Asahi Refining USA Inc.
Gold	Asaka Riken Co., Ltd.
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	Aurubis AG
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Bauer Walser AG
Gold	BHP Billiton
Gold	Boliden AB
Gold	C. Hafner GmbH + Co. KG
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation
Gold	Cendres + Métaux SA
Gold	Chimet S.p.A.
Gold	China Nonferrous Metal Mining (Group) Co., Ltd.
Gold	Chugai Mining
Gold	Codelco
Gold	Daejin Indus Co., Ltd.
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	DODUCO GmbH
Gold	Dowa
Gold	DSC (Do Sung Corporation)
Gold	Eco-System Recycling Co., Ltd.
Gold	Eldorado Gold Corporation
Gold	Elemetal Refining, LLC
Gold	Emirates Gold DMCC
Gold	ESG Edelmetall-Service GmbH & Co. KG
Gold	Faggi Enrico S.p.A.
Gold	Fidelity Printers and Refiners Ltd.
Gold	Gansu Seemine Material Hi-Tech Co Ltd
Gold	Geib Refining Corporation
Gold	Guangdong Gaoyao Co

Metal	Official Smelter Name
Gold	Guangdong Jinding Gold Limited
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Heimerle + Meule GmbH
Gold	Heraeus Ltd. Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG
Gold	House of Currency of Brazil (Casa da Moeda do Brazil)
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Hwasung CJ Co. Ltd
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Japan Mint
Gold	Jiangxi Copper Company Limited
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralelectromed
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	Kaloti Precious Metals
Gold	Kazakhmys plc
Gold	Kazzinc
Gold	Kennecott Utah Copper LLC
Gold	KGHM Polska Mied? Spó?ka Akcyjna
Gold	Kojima Chemicals Co., Ltd.
Gold	Korea Metal Co. Ltd
Gold	Korea Zinc Co. Ltd.
Gold	Kyrgyzaltyn JSC
Gold	L' azurde Company For Jewelry
Gold	Lingbao Gold Company Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.
Gold	LS-NIKKO Copper Inc.
Gold	Luo yang Zijin Yinhui Metal Smelt Co Ltd
Gold	Marsam Metals
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies (Suzhou) Co Ltd
Gold	Metalor Technologies SA
Gold	Metalor USA Refining Corporation
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining & Smelting
Gold	MMTC-PAMP India Pvt., Ltd.

Metal	Official Smelter Name
Gold	Morris and Watson
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.?.
Gold	Navoi Mining and Metallurgical Combinat
Gold	Nihon Material Co., Ltd.
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
Gold	OJSC Kolyma Refinery
Gold	OJSC Novosibirsk Refinery
Gold	PAMP SA
Gold	Penglai Penggang Gold Industry Co Ltd
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX PrŽcinox SA
Gold	Rand Refinery (Pty) Ltd.
Gold	Republic Metals Corporation
Gold	Rio Tinto Group
Gold	Royal Canadian Mint
Gold	Sabin Metal Corp.
Gold	Samduck Precious Metals
Gold	SAMWON METALS Corp.
Gold	SAXONIA Edelmetalle GmbH
Gold	Schone Edelmetaal B.V.
Gold	SEMPSA Joyería Platería SA
Gold	Shandong Gold Mining Co., Ltd.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Singway Technology Co., Ltd.
Gold	So Accurate Group, Inc.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.
Gold	Sudan Gold Refinery
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	Super Dragon Technology Co., Ltd.
Gold	T.C.A S.p.A
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	The Great Wall Gold and Silver Refinery of China
Gold	The Refinery of Shandong Gold Mining Co., Ltd.
Gold	Tokuriki Honten Co., Ltd.
Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.

Metal	Official Smelter Name
Gold	Torecom
Gold	Umicore Brasil Ltda.
Gold	Umicore Precious Metals Thailand
Gold	Umicore SA Business Unit Precious Metals Refining
Gold	Valcambi SA
Gold	Western Australian Mint trading as The Perth Mint
Gold	WIELAND Edelmetalle GmbH
Gold	Yamamoto Precious Metal Co., Ltd.
Gold	Yantai Guodasafina High-tech Environmental Refinery CO., Ltd.
Gold	Yokohama Metal Co., Ltd.
Gold	Yunnan Copper Industry Co Ltd
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold	Zijin Mining Group Co., Ltd. Gold Refinery
Tantalum	ABS Industrial Resources Ltd
Tantalum	AMG Advanced Metallurgical Group
Tantalum	Avon Specialty Metals Ltd
Tantalum	Conghua Tantalum and Niobium Smeltry
Tantalum	D Block Metals, LLC
Tantalum	Duoluoshan
Tantalum	Exotech Inc.
Tantalum	F&X Electro-Materials Ltd.
Tantalum	FIR Metals & Resource Ltd.
Tantalum	Gannon & Scott
Tantalum	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch
Tantalum	H.C. Starck Co., Ltd.
Tantalum	H.C. Starck GmbH Goslar
Tantalum	H.C. Starck GmbH Laufenburg
Tantalum	H.C. Starck Hermsdorf GmbH
Tantalum	H.C. Starck Inc.
Tantalum	H.C. Starck Ltd.
Tantalum	H.C. Starck Smelting GmbH & Co.KG
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Hi-Temp Specialty Metals, Inc.
Tantalum	Ishifuku Metal Industry Co., Ltd.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.

Metal	Official Smelter Name
Tantalum	JX Nippon Mining & Metals Co., Ltd.
Tantalum	KEMET Blue Metals
Tantalum	Kemet Blue Powder
Tantalum	King-Tan Tantalum Industry Ltd.
Tantalum	LSM Brasil S.A.
Tantalum	Metallurgical Products India Pvt., Ltd.
Tantalum	Mineração Taboca S.A.
Tantalum	Mitsui Mining & Smelting
Tantalum	Molycorp Silmet A.S.
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	Nippon Mining & Metals Co. Ltd.
Tantalum	Phoenix Metal Ltd
Tantalum	Plansee SE Liezen
Tantalum	Plansee SE Reutte
Tantalum	QuantumClean
Tantalum	Resind Indústria e Comércio Ltda.
Tantalum	RFH Tantalum Smeltry Co., Ltd.
Tantalum	Solikamsk Magnesium Works OAO
Tantalum	Taki Chemicals
Tantalum	Telex Metals
Tantalum	Tranzact, Inc.
Tantalum	Treibacher Industrie AG
Tantalum	Ulba Metallurgical Plant JSC
Tantalum	XinXing Haorong Electronic Material Co., Ltd.
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.
Tantalum	Zhuzhou Cemented Carbide
Tin	Alpha
Tin	An Thai Minerals Company Limited
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited
Tin	China Tin Group Co., Ltd.
Tin	CNMC (Guangxi) PGMA Co. Ltd.
Tin	Colonial Metals, Inc
Tin	Complejo Metalurgico Vinto S.A.
Tin	Cooperativa Metalurgica de Rondônia Ltda.
Tin	CSC Pure Technologies
Tin	CV Ayi Jaya
Tin	CV Duta Putra Bangka
Tin	CV Gita Pesona
Tin	CV Prima Timah Utama
Tin	CV Serumpun Sebalai
Tin	CV United Smelting

Metal	Official Smelter Name
Tin	CV Venus Inti Perkasa
Tin	Dongguan Qiandao Tin Co., Ltd
Tin	Dowa
Tin	EFD INC.
Tin	Electroloy Metal Pte
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	Elmet S.A. de C.V.
Tin	Elmet S.L.U. (Metallo Group)
Tin	EM Vinto
Tin	Estanho de Rondônia S.A.
Tin	Federal Metal Company
Tin	Feinhutte Halsbrucke GmbH
Tin	Fenix Metals
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Gejiu Zi-Li
Tin	Heraeus Materials Technology GmbH & Co. KG
Tin	Hongqiao Metals (Kunshan) Co., Ltd.
Tin	Huichang Jinshunda Tin Co. Ltd
Tin	Hyundai-Steel
Tin	Japan New Metals Co., Ltd.
Tin	Jean Goldschmidt International SA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.
Tin	Kovohut? P?íbram
Tin	Linwu Xianggui Smelter Co
Tin	Magnu's Minerais Metais e Ligas Ltda.
Tin	Malaysia Smelting Corporation (MSC)
Tin	Materials Eco-Refining CO.,LTD
Tin	Melt Metais e Ligas S/A
Tin	Metahub Industries Sdn. Bhd.
Tin	Metallic Resources, Inc.
Tin	Metallo-Chimique N.V.
Tin	Mineração Taboca S.A.
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	Nankang Nanshan Tin Co., Ltd.
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	Novosibirsk Integrated Tin Works
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.
Tin	Operaciones Metalurgical S.A.

Metal	Official Smelter Name
Tin	PBT
Tin	Phoenix Metal Ltd
Tin	POSCO
Tin	Primeyoung Metal Ind. (Zhuhai) Co., Ltd
Tin	PT Alam Lestari Kencana
Tin	PT Aries Kencana Sejahtera
Tin	PT Artha Cipta Langgeng
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Babel Inti Perkasa
Tin	PT Bangka Kudai Tin
Tin	PT Bangka Prima Tin
Tin	PT Bangka Timah Utama Sejahtera
Tin	PT Bangka Tin Industry
Tin	PT Belitung Industri Sejahtera
Tin	PT BilliTin Makmur Lestari
Tin	PT Bukit Timah
Tin	PT Cipta Persada Mulia
Tin	PT DS Jaya Abadi
Tin	PT Eunindo Usaha Mandiri
Tin	PT Fang Di MulTindo
Tin	PT Inti Stania Prima
Tin	PT Justindo
Tin	PT Karimun Mining
Tin	PT Mitra Stania Prima
Tin	PT Panca Mega Persada
Tin	PT Pelat Timah Nusantara Tbk
Tin	PT Prima Timah Utama
Tin	PT Refined Bangka Tin
Tin	PT Sariwiguna Binasentosa
Tin	PT Seirama Tin investment
Tin	PT Stanindo Inti Perkasa
Tin	PT Sukses Inti Makmur
Tin	PT Sumber Jaya Indah
Tin	PT Timah (Persero) Tbk Kundur
Tin	PT Timah (Persero) Tbk Mentok
Tin	PT Tinindo Inter Nusa
Tin	PT Tirus Putra Mandiri
Tin	PT Tommy Utama
Tin	PT WAHANA PERKIT JAYA
Tin	Pure Technology
Tin	Resind Indústria e Comércio Ltda.
Tin	Rui Da Hung

Metal	Official Smelter Name
Tin	Senju Metal Industry Co., Ltd.
Tin	SGS
Tin	Shangrao Xuri Smelting Factory
Tin	Shenzhen Anchen Tin Co., Ltd
Tin	Soft Metais Ltda.
Tin	Sumitomo Metal Mining Co., Ltd.
Tin	TaeguTec Ltd.
Tin	Technic Inc.
Tin	Thaisarco
Tin	TongLing Nonferrous Metals Group Holdings Co., Ltd.
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	Umicore SA Business Unit Precious Metals Refining
Tin	Vale Inco, Ltd.
Tin	VQB Mineral and Trading Group JSC
Tin	White Solder Metalurgia e Mineração Ltda.
Tin	Xianghualing Tin Co., Ltd.
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.
Tin	Yunnan Tin Group (Holding) Company Limited
Tungsten	A.L.M.T. TUNGSTEN Corp.
Tungsten	Air Product
Tungsten	Air Products
Tungsten	Asia Tungsten Products Vietnam Ltd.
Tungsten	Beijing Tian-Long Tungsten & Molybdenum Co., Ltd.
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.
Tungsten	Dayu Weiliang Tungsten Co., Ltd.
Tungsten	ERAMET
Tungsten	Fujian Jinxin Tungsten Co., Ltd.
Tungsten	Ganxian Shirui New Material Co., Ltd.
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.
Tungsten	Global Tungsten & Powders Corp.
Tungsten	Golden Egret Special Alloy Co. Ltd
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	H.C. Starck GmbH
Tungsten	H.C. Starck Smelting GmbH & Co.KG
Tungsten	Hunan Chenzhou Mining Co., Ltd.
Tungsten	Hunan Chuangda Metallurgy Group Co. Ltd.

Metal	Official Smelter Name
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.
Tungsten	Hydrometallurg, JSC
Tungsten	Izawa Metal Co., Ltd
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Materion
Tungsten	Niagara Refining LLC
Tungsten	North American Tungsten
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC
Tungsten	Pobedit, JSC
Tungsten	Sanher Tungsten Vietnam Co., Ltd.
Tungsten	Tamano Smelter, Hibi Kyodo Smelting Co., Ltd
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.
Tungsten	Voss Metals Company, Inc.
Tungsten	Wolfram Bergbau und Hütten AG
Tungsten	Xiamen Honglu Tungsten Molybdenum Industry Co.Ltd
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.
Tungsten	Zhangyuan Tungsten Co.,Ltd
Tungsten	Zhuzhou Cemented Carbide
Tungsten	Zigong Cemented Carbide Co., Ltd.

ANNEX II

Argentina	Philippines
Armenia	Poland
Australia	Portugal
Austria	Romania
Belarus	Russia
Belgium	Rwanda
Bolivia	Saudi Arabia
Brazil	Sierra Leone
Burundi	Singapore
Canada	South Africa
Chile	South Korea
China	Spain
Democratic Republic of the Congo	Suriname
Estonia	Sweden
Ethiopia	Switzerland
France	Taiwan
Germany	Tajikistan
Ghana	Tanzania
Greece	Thailand
Guinea	Turkey
Guyana	United Arab Emirates
Hong Kong	United Kingdom
India	United States
Indonesia	Uzbekistan
Italy	Vietnam
Japan	Zambia
Jersey	Zimbabwe
Kazakhstan
Kyrgyzstan
Laos
Malaysia
Mali
Mexico
Mongolia
Morocco
Mozambique
Myanmar
Namibia
Netherlands
Niger
Nigeria
Papua New Guinea
Peru